Exhibit 99.1

Stryve Foods, Inc. (OTC: SNAX) Full-Year 2025 Outlook Reflects Strong Operational Turnaround and Margin Expansion. Stryve Demonstrates Significant Financial Progress Since 2022 Transformation and Initiates Formal Review of Strategic Alternatives to Maximize Shareholder Value

FRISCO, TX, – November 18, 2025 — Stryve Foods, Inc. (OTC: SNAX) (“Stryve” or the “Company”), an emerging leader in healthy, air-dried protein snacks, today announced preliminary financial results and outlook for the full year 2025, highlighting a significant operational turnaround, margin expansion, and a clear path to break-even EBITDA in the fourth quarter. The Company’s transformation, launched in 2022, has delivered sustained improvements in productivity, pricing execution, and cost efficiency—positioning Stryve for profitable growth and higher margins entering 2026.

In parallel, Stryve’s Board of Directors initiated a formal strategic review process to maximize shareholder value, in response to multiple inquiries from interested parties following the previous announcement in April of 2025.

Unaudited Financial Results and Outlook

Stryve’s 2025 performance reflects the continued successful execution of its transformation plan, demonstrating strong momentum and operational discipline.

Full-Year 2025 Expected Results

●	Revenue: approximately flat year over year, with meaningful acceleration in Q4
●	Gross margin: approximately 19% (vs. 20% in 2024)
●	Operating expenses: approximately $12.6 million, a 15% improvement year-over-year
●	Net loss: approximately ($8.0) million, or a 53% improvement year-over-year
●	EBITDA[1]: expected to be (4.0) million, compared to a loss of ($9.5) million for 2024

Fourth Quarter 2025 Outlook

●	Revenue: approximately $7.0 million, up 59% from $4.4 million in Q4 2024
●	Gross Margin: approximately 25–32%, up sharply from 6.5% in Q4 2024
●	Operating Expenses: approximately $2.7 million, down from $3.4 million
●	EBITDA[1]: expected to be near break-even, compared to a loss of ($2.7) million in Q4 2024

Preliminary Results for the Nine Months Ended September 30, 2025 (unaudited)

●	Net Sales: $13.4 million vs. $16.5 million in the prior year period
●	Gross Profit: $1.4 million vs. $3.9 million
●	Operating Expenses: decreased 13.6%, from $11.4 million to $10.1 million
●	Net Loss: improved 21% from ($10.0) million to ($7.9) million
●	EBITDA loss[1]: improved 34%, from ($6.6) million to ($4.4) million

The Company noted that working capital constraints, beef supply and input costs impacted the ability to fully service customer demand in the first three quarters of 2025. These challenges impacted both revenues and gross margins. Corrective actions, including price advances and productivity initiatives combined with improved inventory management, are driving a stronger fourth-quarter outlook.

The Company’s plan includes securing external financing which may include raising debt or equity capital. These plans are not entirely within the Company’s control including our ability to raise sufficient capital on favorable terms, if at all.

Stryve’s transformation is anchored in operational excellence, focused on sustainable cost management, productivity improvement, and gross margin expansion. Key initiatives include:

●	Targeted pricing and mix optimization to offset input cost inflation
●	Productivity in manufacturing, delivering yield gains and gross margin improvement
●	Productivity within operating expenses, including the optimization of our network, and reductions in direct and indirect parties
●	Focused investments in quality, innovation, and brand strategies to support category growth

These initiatives are expected to deliver positive EBITDA in Q4 2025 and continued margin expansion into fiscal 2026.

CEO Commentary

“Stryve’s transformation is now delivering tangible financial results,” said Chris Boever, Chief Executive Officer. “Through disciplined execution and operational focus, we’ve built a stronger, leaner, more agile company. The expected break-even EBITDA in the fourth quarter marks a clear inflection point, toward sustained profitability. We are confident in our trajectory, the strength of our brands, and the value creation potential for our shareholders.”

Transformation Overview

Since mid-2022, Stryve has rebuilt the foundation of its business through disciplined execution and structural improvements, including:

●	Simplified and rationalized over two-thirds of SKUs to streamline operations to focus on the value driving segments of the business

●	Relaunched core brand platforms, with improved product quality and packaging
●	Expanded manufacturing efficiency and capacity, executed process improvements and manufacturing capabilities

●	Reduced operating expenses by approximately 80% from 2022 levels

●	Strengthened its leadership team with proven consumer packaged goods experience

Today, Stryve operates from a position of strength in the attractive high-growth protein snack and pet treat categories, supported by proprietary air-drying technology, clean-label ingredients, and USDA-certified processes that deliver superior protein content, absent of preservatives and sugar while delivering exceptional taste.

Strategic Alternatives Update

In April 2025, Stryve’s Board of Directors initiated a review to consider strategic alternatives to enhance shareholder value. The Company has received multiple inbound expressions of interest and has initiated a formal process to evaluate potential opportunities.

Preliminary Results Disclaimer

All financial results, as of and for the nine months ended September 30, 2025, are preliminary, unaudited, and based on management estimates prepared prior to the completion of the Company’s financial close process. Final results may differ following the completion of audit and review procedures.

About Stryve Foods, Inc.

Stryve Foods, Inc. (OTC: SNAX) is an emerging leader in healthy, air-dried meat snacks and high-protein foods, committed to helping America snack better. Through its flagship brands, Stryve®, Kahlahari®, Vacadillos® and High Steaks® pet treats, the Company delivers clean-label, high-protein snacks made from 100% beef with no sugar, nitrates, or preservatives. Stryve’s proprietary air-drying process creates tender, flavorful snacks that are keto-friendly, high in protein, and authentically satisfying. Headquartered in Frisco, Texas, Stryve’s mission is to disrupt traditional snacking by offering nutritious, great-tasting products that fuel active lifestyles.

Cautionary Note Regarding Forward-Looking Statements Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “will”, “would”, “could”, “intend”, “aim”, “believe”, “anticipate”, “continue”, “target”, “milestone”, “expect”, “estimate”, “plan”, “outlook”, “objective”, “guidance” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including, but not limited to, statements regarding Stryve’s plans, strategies, objectives, targets and expected financial performance and expected future performance. These forward-looking statements reflect Stryve’s current views and analysis of information currently available. This information is, where applicable, based on estimates, assumptions and analysis that Stryve believes, as of the date hereof, provide a reasonable basis for the information and statements contained herein. These forward-looking statements involve various known and unknown risks, uncertainties and other factors, many of which are outside the control of Stryve and its officers, employees, agents and associates. These risks, uncertainties, assumptions and other important factors, which could cause actual results to differ materially from those described in these forward-looking statements. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those projections and forward-looking statements are based.

For more information, visit www.stryve.com

Investor Relations Contact: ir@stryve.com